Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed registration statements of the Catherines Stores Corporation 1994 Omnibus Incentive Plan on Form S-8 (File No. 33- 79598), the Catherines Stores Corporation 1992 Nonqualified Stock Option Plan on Form S-8 (File No. 33-48964), the Catherines Stores Corporation 1992 Employee Stock Purchase Plan on Form S-8 (File No. 33-48968) and the Catherines Stores Corporation 1990 Performance Units Plan on Form S-8 (File No. 33-47070).


                                                     ARTHUR ANDERSEN LLP
Memphis, Tennessee,
April 28, 1998.



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